Authorization for Attorney-in-Fact to Sign Registration Statement on Behalf of Treasurer (Chief Financial Officer)

RESOLVED:	That the Treasurer (Chief Financial Officer) of the Trust is granted the authority to execute a power of attorney in favor of other appropriate persons, as determined by such officers, for the purpose of signing the Trust’s Registration Statements on Form N-2 and N-14, as applicable, and any amendments thereto.